                                                                    EXHIBIT 99.e

                             DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT is made and entered into this 15th day of May,
2006, by and between AMERICAN CENTURY GROWTH FUNDS, INC. (the "Issuer"), a
Maryland corporation and AMERICAN CENTURY INVESTMENT SERVICES, INC.
("Distributor"), a Delaware corporation.

     WHEREAS, the common stock of the Issuer is currently divided into a number of separate series of shares, or funds, each corresponding to a distinct portfolio of securities, and many of which are also divided into multiple classes of shares; and

     WHEREAS, Distributor is a registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc.; and

     WHEREAS, American Century Investment Management, Inc. ("ACIM") is the
registered investment adviser to the Issuer; and

     WHEREAS, the Board of Director of the Funds (collectively, the "Board")
wish to engage the Distributor to act as the distributor of the Funds;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

SECTION 1. GENERAL RESPONSIBILITIES

Issuer hereby engages Distributor to act as exclusive distributor of the shares of each class of its separate series, and any other series and classes as may be designated from time to time hereafter (the "Funds"). The Funds subject to this
Distribution Agreement are identified on SCHEDULE A, as the same may be amended from time to time. Sales of a Fund's shares shall be made only to investors residing in those states in which such Fund is registered. After effectiveness of each Fund's registration statement, Distributor will hold itself available to receive, as agent for the Funds, and will receive, by mail, telex, telephone, and/or such other method as may be agreed upon between Distributor and Issuer, orders for the purchase of Fund shares, and will accept or reject such orders on behalf of the Funds in accordance with the provisions of the applicable Fund's prospectus. Distributor will be available to transmit such orders as are so accepted to the Fund's transfer agent as promptly as possible for processing at the shares' net asset value next determined in accordance with the prospectuses.

a.   OFFERING PRICE. All shares sold by Distributor under this Agreement shall be sold at the net asset value per share ("Net Asset Value") determined in the manner described in each Fund's prospectus, as it may be amended from time to time, next computed after the order is accepted by Distributor or its agents or affiliates. Each Fund shall determine and promptly furnish to
     Distributor a statement of the Net Asset Value of shares of said

     Fund's series at least once on each day on which the Fund is open for business, as described in its current prospectus.

b.   PROMOTION SUPPORT. Each Fund shall furnish to Distributor for use in connection with the sale of its shares such written information with respect to said Fund as Distributor may reasonably request. Each Fund represents and warrants that such information, when authenticated by the signature of one of its officers, shall be true and correct. Each Fund shall furnish to Distributor copies of its reports to its shareholders and such additional information regarding said Fund's financial condition as
     Distributor may reasonably request. Any and all representations, statements and solicitations respecting a Fund's shares made in advertisements, sales literature and in any other manner whatsoever shall be limited to and conform in all respects to the information provided hereunder.

c.   REGULATORY COMPLIANCE. Each Fund shall furnish to Distributor copies of its current form of prospectus, as filed with the SEC, in such quantity as
     Distributor may reasonably request from time to time, and authorizes
     Distributor to use the prospectus in connection with the sale of such
     Fund's shares. All such sales shall be initiated by offer of, and conducted in accordance with, such prospectus and all of the provisions of the
     Securities Act of 1933, the Investment Company Act of 1940 ("1940 Act") and
     all the rules and regulations thereunder. Distributor shall furnish applicable federal and state regulatory authorities with any information or reports related to its services under this Agreement which such authorities may lawfully request in order to ascertain whether the Funds' operations are being conducted in a manner consistent with any applicable law or regulations.

d.   ACCEPTANCE. All orders for the purchase of its shares are subject to acceptance by each Fund.

SECTION 2. COMPENSATION

a.   INVESTOR CLASS AND INSTITUTIONAL CLASS SHARES. Except for the promises of the Funds contained in this Agreement and their performance thereof,
     Distributor shall not be entitled to compensation for its services hereunder with respect to the Investor Class and Institutional Class of shares.

B.   ADVISOR CLASS AND R CLASS SHARES. For the services provided and expenses incurred by Distributor as described in SECTION 2 AND SECTION 3 of the relevant Master Distribution and Individual Shareholder Services Plan
     adopted by the Board with respect to the Advisor Class and R Class of such
     Funds, Distributor shall be compensated as set forth in such Master
     Distribution and Individual Shareholder Services Plan. Distributor shall not be entitled to any other compensation for its services hereunder with respect to the Advisor Class and R Class of shares.

                                       2

SECTION 3. EXPENSES

a.   Distributor or one of its affiliates or designees shall pay all expenses incurred by it in connection with the performance of its distribution duties hereunder and under the applicable Master Distribution and
     Individual Shareholder Services Plans, including, but not limited to (A)
     payment of sales commission, ongoing commissions and other payments to brokers, dealers, financial institutions or others who sell Advisor Class shares pursuant to selling agreements; (B) compensation to registered representatives or other employees of Distributor who engage in or support distribution of the Funds' Advisor Class shares; (C) compensation to, and expenses (including overhead and telephone expenses) of, Distributor; (D)
     the printing of prospectuses, statements of additional information and reports for other than existing shareholders; (E) the preparation, printing and distribution of sales literature and advertising materials provided to the Funds' shareholders and prospective shareholders; (F) receiving and answering correspondence from prospective shareholders, including distributing prospectuses, statements of additional information, and shareholder reports; (G) the providing of facilities to answer questions from prospective investors about Fund shares; (H) complying with federal and state securities laws pertaining to the sale of Fund shares; (I)
     assisting investors in completing application forms and selecting dividend and other account options; (J) the providing of other reasonable assistance in connection with the distribution of Fund shares; (K) the organizing and conducting of sales seminars and payments in the form of transactional compensation or promotional incentives; (L) profit on the foregoing; and
     (M) such other distribution and services activities as the Issuers determine may be paid for by the Issuers pursuant to the terms of this
     Agreement and in accordance with Rule 12b-1 of the 1940 Act.

b.   In addition to paying the above expenses with respect to the Advisor Class and R Class, Distributor or an affiliate shall pay all expenses incurred with respect to the Funds' other classes in connection with their registration under the Securities Act of 1933 and the 1940 Act, the qualification of such shares for sale in each jurisdiction designated by
     ACIM, the issue and transfer of such shares (including the expenses of confirming purchase and redemption orders and of supplying the information, prices and other data to be furnished by the Funds under this Agreement), the registration of Distributor as a broker, and the registration and qualification of its officers, directors and representatives under applicable federal and state laws.

SECTION 4. INDEPENDENT CONTRACTOR

Distributor shall be an independent contractor. Neither Distributor nor any of its officers, trustees, employees or representatives is or shall be an employee of a Fund in connection with the performance of Distributor's duties hereunder.
Distributor shall be responsible for its own conduct and the employment, control, compensation and conduct of its agents and employees, and for any injury to such agents or employees or to others through its agents and employees. Any obligations of Distributor hereunder may be performed by one or more affiliates of Distributor.

SECTION 5. AFFILIATION WITH THE FUNDS

Subject to and in accordance with each Fund's formative documents and Section 10 of the 1940 Act, it is understood: that the directors, officers, agents and shareholders of the Funds are or may be interested in Distributor as directors, officers, or shareholders of Distributor; that directors, officers, agents or shareholders of Distributor are or may be interested in the Funds as directors, officers, shareholders (directly or indirectly) or otherwise; and that the effect of any such interest shall be governed by the 1940 Act and SECTION 4.

SECTION 6. BOOKS AND RECORDS

It is expressly understood and agreed that all documents, reports, records, books, files and other materials ("Fund Records") relating to this Agreement and the services to be performed hereunder shall be the sole property of the Funds and that such property, to the extent held by Distributor, shall be held by
Distributor as agent during the effective term of this Agreement. All Fund
Records shall be delivered to the applicable Fund upon the termination of this
Agreement, free from any claim or retention of rights by Distributor.

SECTION 7. SERVICES NOT EXCLUSIVE

The services of Distributor to the Funds hereunder are not to be deemed exclusive, and Distributor shall be free to render similar services to others.

SECTION 8. RENEWAL AND TERMINATION

a.   TERM AND ANNUAL RENEWAL. The term of this Agreement shall be from the date of its approval by the vote of a majority of the Board of each Issuer, and it shall continue in effect from year to year thereafter only so long as such continuance is specifically approved at least annually by the vote of a majority of its Board, and the vote of a majority of said directors who are neither parties to the Agreement nor interested persons of any such party, cast at a meeting called for the purpose of voting on such approval.
     "Approved at least annually" shall mean approval occurring, with respect to the first continuance of the Agreement, during the 90 days prior to and including the date of its termination in the absence of such approval, and with respect to any subsequent continuance, during the 90 days prior to and including the first anniversary of the date upon which the most recent previous annual continuance of the Agreement became effective. The effective date of the Agreement with respect to each Fund is identified in the Schedules attached to this Agreement.

b.   TERMINATION. This Agreement may be terminated at any time, without payment of any penalty, by a Fund's Board, upon 60 days' written notice to
     Distributor, and by Distributor upon 60 days' written notice to the Fund.
     This Agreement shall terminate automatically

                                       2

     in the event of its assignment. The term "assignment" shall have the meaning set forth for such term in Section 2(a)(4) of the 1940 Act.

SECTION 9. SEVERABILITY

If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or similar authority, the remainder of this Agreement shall not be affected thereby.

SECTION 10. APPLICABLE LAW

This Agreement shall be construed in accordance with the laws of the State of
Missouri.

SECTION 11. AMENDMENT

This Agreement and the Schedules forming a part hereof may be amended at any time by a writing signed by each of the parties hereto. In the event that the
Board of any additional funds indicate by resolution that such funds are to be made parties to this Agreement, whether such funds were in existence at the time of the effective date of this Agreement or subsequently formed, SCHEDULE A hereto shall be amended to reflect the addition of such new funds and such new funds shall thereafter become parties hereto. In the event that such new funds issue multiple classes of shares, SCHEDULES B, C D AND E, as appropriate, shall be amended to reflect the addition of such new funds' classes. In the event that any of the Funds listed on SCHEDULE A terminates its registration as a management investment company, or otherwise ceases operations, SCHEDULE A (and, as appropriate, SCHEDULES B, C, D OR E) shall be amended to reflect the deletion of such Fund and its various classes.

                             AMERICAN CENTURY INVESTMENT SERVICES, INC.

                             By: /s/ Jon W. Zindel
                                ------------------------------------------------
                                Jon W. Zindel
                                Vice President

                             AMERICAN CENTURY GROWTH FUNDS, INC.

                             By: /s/ Charles A. Etherington
                                ------------------------------------------------
                                Charles A. Etherington
                                Vice President

                                       3

                                   SCHEDULE A

           COMPANIES AND FUNDS COVERED BY THIS DISTRIBUTION AGREEMENT

FUND                                                       DATE OF AGREEMENT
----                                                       -----------------

AMERICAN CENTURY GROWTH FUNDS, INC.

     >>  Legacy Focused Large Cap Fund                     May 15, 2006
     >>  Legacy Large Cap Fund                             May 15, 2006
     >>  Legacy Multi Cap Fund                             May 15, 2006

                                                                        page A-1

                                   SCHEDULE B

                              INVESTOR CLASS FUNDS

FUND                                                       DATE OF AGREEMENT
----                                                       -----------------

AMERICAN CENTURY GROWTH FUNDS, INC.

     >>  Legacy Focused Large Cap Fund                     May 15, 2006
     >>  Legacy Large Cap Fund                             May 15, 2006
     >>  Legacy Multi Cap Fund                             May 15, 2006

                                                                        page B-1

                                   SCHEDULE C

                            INSTITUTIONAL CLASS FUNDS

FUND                                                       DATE OF AGREEMENT
----                                                       -----------------

AMERICAN CENTURY GROWTH FUNDS, INC.

     >>  Legacy Focused Large Cap Fund                     May 15, 2006
     >>  Legacy Large Cap Fund                             May 15, 2006
     >>  Legacy Multi Cap Fund                             May 15, 2006

                                                                        page C-1

                                   SCHEDULE D

                               ADVISOR CLASS FUNDS

FUND                                                       DATE OF AGREEMENT
----                                                       -----------------

AMERICAN CENTURY GROWTH FUNDS, INC.

     >>  Legacy Focused Large Cap Fund                     May 15, 2006
     >>  Legacy Large Cap Fund                             May 15, 2006
     >>  Legacy Multi Cap Fund                             May 15, 2006

                                                                        page D-1

                                   SCHEDULE E

                                  R CLASS FUNDS

FUND                                                       DATE OF AGREEMENT
----                                                       -----------------

AMERICAN CENTURY GROWTH FUNDS, INC.

     >>  Legacy Focused Large Cap Fund                     May 15, 2006
     >>  Legacy Large Cap Fund                             May 15, 2006
     >>  Legacy Multi Cap Fund                             May 15, 2006

                                                                        page E-1